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                                                                   EXHIBIT 10.29

                               AMENDMENT NO. 3 TO
                              FLOWSERVE CORPORATION
                             1997 STOCK OPTION PLAN


Effective January 1, 2001, the Flowserve Corporation 1997 Stock Option Plan is hereby amended in the following respects:

1.   Definitions

     The following definition is added to Section 2:

         (s) "Mature Shares" means Shares acquired by a Holder which have been held for at least six months.

         The other subsections of Section 2 shall be re-lettered so that all definitions appear in alphabetical order.

2.   Exercise of Options

     Section 7(b) is amended by replacing all references in the third sentence to "Shares" with "Mature Shares" and by deleting the last sentence of this
     Section 7(b) in its entirety.

     Section 7(c) is deleted in its entirety.

     Section 7(d) is amended in its entirety to read as follows:

         "(d) Special Payment Provisions for Nonqualified Options; Withholding Taxes. The Grantee of a Nonqualified Option may elect to have the Company retain from the Shares to be issued upon his exercise of such option Shares having a Current Market Value on the date of exercise equal to all or any part of the Company's minimum statutory withholding for federal, state and local tax payments to be made by the Grantee with respect to the exercise of the option in lieu of making such payments in cash."

     The first sentence of Section 7(e) is amended by replacing all references to "Shares" with "Mature Shares."

     The second sentence of Section 7(e) is amended by adding the words "and the date the Payment Shares were acquired by the Holder" after the words "confirms that the Holder" is the owner of the Payment Shares."

3.   Director Options

     The third sentence of Section 9(c) is amended by replacing all references in this sentence to "Shares" with "Mature Shares."

     The fourth sentence of Section 9(c) is amended in its entirety to read as follows:

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         "Payment of the option price in Shares can be made by the delivery of
         Mature Shares already owned by the Holder."

     The fifth sentence of Section 9(c) is amended by replacing the reference to "Shares" with "Mature Shares."

4.   Non-Transferability

     The last sentence of Section 10(e) is amended by replacing references to "mandatory withholding tax [or taxes] payable by the Grantee" with "the Company's mandatory statutory withholding tax payable by the Grantee."

5.   Issuance of Share Units in Lieu of Shares Upon Exercise of NQSO's

     Section 18(d)(3) is amended by replacing the reference to "Shares" with "Mature Shares."

The remainder of the Plan shall remain unchanged and in full force and effect.



                               FLOWSERVE CORPORATION


                               By: /s/ Ronald F. Shuff
                                   ---------------------------------------------
                                   Ronald F. Shuff
                                   Vice President, Secretary and General Counsel


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